Exhibit 99.1

TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Results of Initial Phase 1 Clinical Trial of INM-755

CBN Cream in Healthy Subjects

Vancouver, BC – November 25, 2020 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM; TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the way in the clinical development of cannabinol (“CBN”), today announced top-line results from its 755-101-HV Phase 1 clinical trial (“Study 101”).

Results of Study 101 indicate that INM-755 was safe and well-tolerated on intact skin, caused no systemic or serious adverse effects, and there were no subject withdrawals due to adverse events. Drug concentrations in the blood were very low, as expected.

Study 101 was a randomized, vehicle-controlled, double-blind, Phase 1 trial, that examined the safety and tolerability of two strengths of INM-755 cream on intact skin in 22 healthy adult volunteers over a 14-day treatment period.

Study 101 compared two strengths of INM-755 cream with a vehicle (cream base without CBN) under treatment procedures designed to create intense conditions for assessing skin irritation potential. The entire upper back of each subject, representing 5% body surface area (“BSA”), had cream applied and was then covered with a film dressing (bandage). This application was repeated daily, resulting in continuous exposure to the cream and the dressing for 14 days. These treatment conditions simulate what occurs for some EB patients who have large areas of skin covered with such a dressing daily.

Local tolerability was assessed daily in a standardized way for erythema (redness), edema (fluid accumulation/swelling), scaling (flaking skin), and stinging/burning. These assessments were made by trained clinic personnel who were blinded as to which treatment the patient was assigned (active versus vehicle only).

Comparison of the active and vehicle treatment groups demonstrated a slightly higher incidence and intensity of erythema and scaling in the INM-755 groups. These effects were not dose-dependent, with both the high and low-concentration INM-755 groups showing similar results.

The majority of subjects in all groups had no events for the four monitored local tolerability parameters on most days over the treatment period. Local reactions that did occur were mostly mild or moderate and resolved without intervention. The occurrence of mild erythema and stinging/burning in some subjects from the vehicle group suggests that the administered vehicle and/or the film dressing may have contributed to observed local reactions across all study groups. Contact dermatitis is commonly seen with film dressings like those used in this study and by EB patients.

A very low amount of drug was measured in the blood of subjects who received the high-concentration INM-755 cream. CBN levels were too low to be measured in most subjects in the low-concentration INM-755 group. No systemic adverse effects were caused by INM-755 exposure in this study. Systemic safety was evaluated by standard procedures that included reporting adverse events, use of concomitant medications, findings from physical examinations, electrocardiograms, measurements of vital signs, and the full set of hematology, chemistry, and urinalysis laboratory parameters.

Additionally, Study 101 assessed subject-reported outcomes for alertness, calmness, and mood using the Bond-Lader Visual Analogue Scale, and internal perception, external perception, and “feeling high” using the Bowdle Visual Analogue Scale. Treatment of 5% BSA daily for 14 days with INM-755 cream did not cause any effects on these subject-reported feelings.

In summary, these results demonstrate an acceptable local safety profile of treating intact skin in healthy volunteers and indicate only low-level systemic exposure from topical administration which did not lead to any systemic adverse effects. Study 101 is the first of two Phase 1 clinical trials conducted in healthy volunteers. The second, 755-102-HV Phase 1 trial (“Study 102”), which recently completed subject treatment, is investigating the effect of INM-755 cream on small epidermal wounds. The Company anticipates reporting the results from Study 102 in early first quarter of calendar 2021.

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (CBN) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

About INM-755: INM-755 is a CBN cream intended as a topical therapy to treat epidermolysis bullosa (EB) and potentially other dermatological diseases. Preclinical data demonstrate that INM-755 may help relieve hallmark EB symptoms, such as inflammation and pain, as well potentially restore the integrity of the skin in a subset of EB Simplex patients.

About Epidermolysis Bullosa (EB): EB is the collective name of a group of genetic disorders of characterized by fragile skin and mucous membranes that are easily damaged, leading to extensive blistering and wounding. The blisters may appear in response to minor injury, even from heat, rubbing, scratching or adhesive tape. The disease has no approved cure and most current treatments are directed towards symptomatic relief.

Investor Contact:

InMed Pharmaceuticals Inc.

Brendan Payne, Director – Investor Relations

T:        +1.604.669.7207

E:        info@inmedpharma.com

Edison Advisors for InMed Pharmaceuticals

Joe Green/Laine Yonker

T:        +1.646.653.7030/+1.646.760.0321

E:        jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: leading the way in the clinical development of CBN; the indications of the results from the 755-101-HV Phase 1 clinical trial and its support for continued development of INM-755 in the EB program; the purpose for which INM-755 is being developed and its potential to treat certain diseases; the anticipation of the results of the 755-102-HV trial in early first quarter of calendar 2021; that a second phase clinical trial will be completed before advancing into therapeutic trials with EB subjects; that INM-755 may help to relieve EB symptoms, such as inflammation and pain, as well potentially restore the integrity of the skin in a subset of EB Simplex patients; developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; the potential therapeutic and safety characteristics of CBN; and the potential treatments of INM-755.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: that InMed will lead the way in the clinical development of CBN; the results from the 755-101-HV Phase 1 clinical trial will continue to support continued development of INM-755 in the EB program; the results of the 755-102-HV trial will be available in early first quarter of calendar 2021. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: the outbreak and impact of COVID-19 may worsen; further results may not support continued development of INM-755 in the EB program; results of the 755-102-HV trial may not be favorable or may be delayed; demand or interest for InMed’s products may decrease or cease; and economic and market conditions may become unstable or unfavorable. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

NEITHER THE TORONTO STOCK EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.